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                                                                    EXHIBIT 23.1



Consent of independent public accountants


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 30, 2002 included in Famous Dave's of America, Inc. Form 10-K for the year ended December 30, 2001 and to all references to our Firm included in this Registration Statement.


/s/ Virchow, Krause & Company,  LLP


Minneapolis, Minnesota,
May 22, 2002